Exhibit 10.8

Rubicon Announces Sale of Fleet Technology Business Unit and Issuance of Preferred Equity

New York, NY – May 7, 2024 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading provider of technology solutions for waste, recycling, and fleet operations, today announced that it has sold its fleet technology business and issued convertible preferred stock in Rubicon to Rodina Capital, a private investment firm based in Florida, in a sale with a total transaction value of $94.2 million, which includes up-front cash and an earnout consideration of $74.2 million payable in 2024 and a $20 million issuance of convertible preferred stock. An independent special committee of Rubicon’s Board of Directors and Rubicon's Board of Directors have approved the transactions.

These transactions are transformational for the Company, ensuring Rubicon’s long-term viability, improving its balance sheet by reducing debts and providing additional liquidity to enable the Company to quickly achieve its business objectives, accelerate its journey to profitability in the short term, and continue its growth trajectory in the long term. Importantly, it marks a return to Rubicon’s core principles, a business centered on a customer-focused approach that has been instrumental in the Company’s growth from the outset. This strategic move underscores Rubicon’s dedication to the RUBICONConnect™ product, which serves commercial waste generators from small to medium-sized businesses to Fortune 500 companies. Many of the Company’s commercial customers are looking to Rubicon to help them achieve sustainability goals with tailored zero waste and circular economy solutions, including through the Company’s recently launched Technical Advisory Services (TAS). This sale and the new capital will be dedicated to improving services and strengthening Rubicon’s longstanding relationship with more than 8,000 vendor and hauler partners, 90 percent of which are small, independent businesses.

“Through these transactions, Rubicon has significantly strengthened its balance sheet, providing a substantial cash infusion into the business to allow us to achieve our ambitious goals,” said Phil Rodoni, CEO of Rubicon. “This marks a transformative moment for Rubicon, aligning with our strategic vision to lead our industry by innovating and investing in sustainable practices that meet the evolving needs of both our hauler network and customer base. We are excited to leverage this newfound financial agility to drive growth, enhance our competitive edge, and deliver exceptional value to our shareholders and customers alike.”

“This is a transformational sale for Rubicon,” said Osman Ahmed, the lead independent director on Rubicon’s Board of Directors. “It not only gives the Company the financial strength it requires to continue on its aggressive growth plan, it allows the management team to solely focus its time and efforts on Rubicon’s core business.”

Rubicon’s fleet technology unit is a fast-growing SaaS technology business that powers essential heavy-duty fleet operations in more than 100 cities, including the cities of Houston, Phoenix, Miami, Atlanta, and Kansas City. Six of the top ten cities by population use the RUBICONSmartCity product to improve the safety and effectiveness of core municipal operations and save taxpayer dollars.

The fleet technology business unit will now operate as a private software company under a new name, which will be announced soon.

“We are thrilled to begin operating as an independent software company,” said Conor Riffle, Senior Vice President of Smart Cities at Rubicon. “This transaction allows us to focus all of our energy on our rapid growth, our incredible customer base, and our innovations at the cutting edge of technology for the waste and recycling, snow removal, and street sweeping markets. We are proud to partner with a family office that has a long-term view for the business and the financial resources to pursue exponential growth.”

Advisors

Winston & Strawn LLP acted as legal advisor to Rubicon, and Cantor Fitzgerald & Co. served as the exclusive financial advisor to Rubicon during this transaction.

About Rubicon

Rubicon builds AI-enabled technology products and provides expert sustainability solutions to waste generators, fleet operators, and material processors to help them understand, manage, and reduce waste. As a mission-driven company, Rubicon helps its customers improve operational efficiency, unlock economic value, and deliver better environmental outcomes. To learn more, visit rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to continue to meet the New York Stock Exchange’s listing standards; 3) changes in applicable laws or regulations; 4) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; 5) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 6) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed March 28, 2024 with the Securities and Exchange Commission (the “SEC”)), Registration Statement on Form S-3, as amended, filed with the SEC, and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Alexandra Clark

Director of Finance & Investor Relations

alexandra.clark@rubicon.com

Media Contact:

Benjamin Spall

Sr. Manager, Corporate Communications

benjamin.spall@rubicon.com

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